Exhibit 99.1

Synaptics Reports First Quarter Fiscal 2027 Results

Q1'27 Financial Results

•Revenue of $294.0 million, up 1% year-over-year
•GAAP gross margin of 47.8%
•Non-GAAP gross margin of 54.3%
•GAAP loss per share of $0.45
•Non-GAAP diluted earnings per share of $1.26

Key Business Highlights
•Introduced the xMCU, a new class of microcontrollers, with the launch of the Synaptics Astra SR200 series, enabling larger AI models and richer multimodal workloads to run entirely on-device.
•Expanded the Synaptics Coralboard ecosystem in partnership with Google Research, making it generally available through our partners.
•Announced Synaptics' capacitive tactile sensing (CTS) module and Astra Edge AI processors are now supported by NVIDIA Isaac Sim and Holoscan platforms, enabling the processing of multi-sensory modalities.

SAN JOSE, Calif., – November 5, 2026 – Synaptics Incorporated (Nasdaq: SYNA) today reported financial results for its first quarter of fiscal 2027 ended September 26, 2026.

Net revenue for the first quarter of fiscal 2027 was $294.0 million. GAAP net loss for the first quarter of fiscal 2027 was $17.7 million, or a loss of $0.45 per basic share. Non-GAAP net income for the first quarter of fiscal 2027 was $51.5 million, or $1.26 per diluted share.

“Synaptics delivered another quarter of strong design activity and customer engagement in Edge and Physical AI," said Rahul Patel, Synaptics' President and Chief Executive Officer. "We are continuing to see broader opportunities for our tactile sensing controllers and video interface products in robotics, and these new customers are showing growing interest in our processor and wireless technologies leveraging Edge AI development platforms."

"Fiscal first quarter revenue was affected by supply constraints and memory-related demand dynamics across multiple markets, with smartphone softness impacting our touch and wireless products. During the quarter, we entered into a licensing agreement for our automotive LCD TDDI technology, consistent with our strategy to focus on higher-value areas and grow in Physical AI and Edge AI. We are continuing to build our pipeline in targeted growth markets and positioning Synaptics for profitable, long-term growth."

Pending Acquisition by onsemi
As previously announced, on June 25, 2026, onsemi and Synaptics entered into a definitive agreement under which onsemi agreed to acquire Synaptics in an all-stock transaction. On October 1, 2026, onsemi and Synaptics entered into an Amended and Restated Agreement and Plan of Merger which restructured the previously announced all-stock transaction into an all-cash acquisition. Due to the pending transaction, Synaptics will not host a quarterly earnings conference call or provide a forward-looking financial outlook.

This press release will be available on the company’s website at https://investor.synaptics.com/

About Synaptics Incorporated:
Synaptics (Nasdaq: SYNA) is driving innovation in AI at the Edge, bringing AI closer to end users and transforming how we engage with intelligent connected devices, whether at home, at work, or on the move. As a go-to partner for forward-thinking product innovators, Synaptics powers the future with its cutting-edge Synaptics Astra® AI-Native embedded compute, wireless connectivity, and multimodal sensing solutions. We’re making the digital experience smarter, faster, more intuitive, secure, and seamless. From touch, display, and biometrics to AI-driven wireless connectivity, video, vision, audio, speech, and security processing, Synaptics is a force behind the next generation of technology enhancing how we live, work, and play.
Follow Synaptics on LinkedIn, Facebook, Instagram, and YouTube, or visit www.synaptics.com.

Use of Non-GAAP Financial Information
In evaluating its business, Synaptics considers and uses Non-GAAP Net Income, which we define as net income excluding share-based compensation, acquisition-related costs, and certain other non-cash or recurring and non-recurring items the company does not believe are indicative of its core operating performance, as a supplemental measure of operating performance. Non-GAAP Net Income is not a measurement of the company’s financial performance under GAAP and should not be considered as an alternative to GAAP Net Income. The company presents Non-GAAP Net Income because it considers it an important supplemental measure of its performance since it facilitates operating performance comparisons from period to period by eliminating potential differences in net income caused by the existence and timing of share-based compensation charges, acquisition and integration-related costs, restructuring costs, and certain other non-cash or recurring and non-recurring items. Non-GAAP Net Income has limitations as an analytical tool and should not be considered in isolation or as a substitute for the company’s GAAP Net Income. The principal limitations of this measure are that it does not reflect the company’s actual expenses and may thus have the effect of inflating its net income and net income per share as compared to its operating results reported under GAAP. In addition, the company presents components of Non-GAAP Net Income, such as Non-GAAP Gross Margin, Non-GAAP operating expenses, Non-GAAP operating margin and Non-GAAP net income per share, for similar reasons.
As presented in the “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” tables that follow, Non-GAAP Net Income and each of the other Non-GAAP financial measures excludes one or more of the following items:
Acquisition and integration-related costs
Acquisition and integration-related costs primarily consist of:

•amortization of purchased intangibles, which include acquired intangibles such as developed technology, customer relationships, trademarks, backlog, licensed technology, patents, and in-process technology when post-acquisition development is determined to be substantively complete;
•inventory fair value adjustments affecting the carrying value of inventory acquired in an acquisition;
•transitory post-acquisition incentive programs negotiated in connection with an acquired business or designed to encourage post-acquisition retention of key employees; and
•legal and consulting costs directly associated with acquisitions, potential acquisitions and refinancing costs, including non-recurring acquisition related costs and services.
•costs incurred in the period in connection with the proposed merger with onsemi, including retention incentives offered to key employees.

These acquisition and integration-related costs are not factored into the company’s evaluation of its ongoing business operating performance or potential acquisitions, as they are not considered as part of the company’s principal operations. Further, the amount of these costs can vary significantly from period to period based on the terms of an earn-out arrangement, revisions to assumptions that went into developing the estimate of the contingent consideration associated with an earn-out arrangement, the size and timing of an acquisition, the lives assigned to the acquired intangible assets, and the maturity of the business acquired. Excluding acquisition and integration-related costs from Non-GAAP measures provides investors with a basis to compare Synaptics against the performance of other companies without the variability and potential earnings volatility associated with acquisition and integration-related items.

Share-based compensation
Share-based compensation, a non-cash expense, relates to employee equity award programs settled with stock upon the vesting of the underlying awards, which includes restricted stock units, market stock units, performance stock units and the employee stock purchase plan. Settlement of all employee equity award programs varies in amount from period to period and is dependent on market forces that are often beyond the company’s control. As a result, the company excludes share-based compensation from its internal operating forecasts and models. The company believes that Non-GAAP measures reflecting adjustments for share-based compensation provide investors with a basis to compare the company’s principal operating performance against the performance of peer companies without the variability created by share-based compensation resulting from the variety of equity-linked compensatory awards used by other companies and the varying valuation methodologies and assumptions used.

Restructuring costs
Restructuring costs are costs incurred to address cost structure inefficiencies of acquired or existing business operations and consist primarily of employee termination, asset disposal and office closure costs, including the reversal of such costs. As a result, the company excludes restructuring costs from its internal operating forecasts and models when evaluating its ongoing business performance. The company believes that Non-GAAP measures reflecting adjustments for restructuring costs provide investors with a basis to compare the company’s principal operating performance against the performance of other companies without the variability created by restructuring costs designed to address cost structure inefficiencies of acquired or existing business operations.

Other non-cash items
Other non-cash items include non-cash amortization of debt discount and issuance costs. These items are excluded from Non-GAAP results as they are non-cash. Excluding other non-cash items from Non-GAAP measures provides investors with a basis to compare Synaptics against the performance of other companies without the variability associated with other non-cash items.

Miscellaneous other income
Miscellaneous other income includes funds previously paid to third parties refunded back to the company. Miscellaneous other income is excluded from our non-GAAP results because it is not indicative of the company’s core operating performance. Management believes that adjusting for miscellaneous other income enhances investors’ ability to meaningfully compare the company’s ongoing financial performance with that of other companies by removing variability caused by infrequent or non-routine items.

Non-GAAP tax adjustments
The company forecasts its long-term Non-GAAP tax rate in order to provide investors with improved long-term modeling accuracy and consistency across financial reporting periods by eliminating the effects of certain items in our Non-GAAP net income and Non-GAAP net income per share, including the type and amount of share-based compensation, the taxation of intercompany intellectual property cross-licensing or transfer transactions, and the impact of acquisition items that may or may not be tax deductible. The company intends to evaluate its long-term Non-GAAP tax rate, at least, annually for significant events, including material tax law changes in the major tax jurisdictions in which the company operates, corporate organizational changes related to acquisitions or tax planning opportunities, and substantive changes in our geographic earnings mix.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the safe harbors created under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Forward-looking statements reflect the company’s current expectations and projections including those relating to the proposed merger with onsemi, and expectations and projections relating to the company's financial condition, results of operations, plans, objectives, future performance and business, including statements regarding the company’s anticipated business trends and growth drivers in Core IoT and Edge AI, product development and integration activities, strategic and technology investments, operational discipline, backlog, demand conditions, and capital allocation initiatives. Such statements do not relate strictly to historical or current facts and may be identified by words such as “expect,” “anticipate,” “intend,” “believe,” “estimate,” “plan,” “target,” “strategy,” “continue,” “may,” "commit," “will,” “should,” variations of such words, or other words and terms of similar meaning.

All forward-looking statements are based upon the company’s current expectations or various assumptions. The company’s expectations and assumptions are expressed in good faith, and the company believes there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those set out in the forward-looking statements include, but are not limited to: risks related to the completion of the proposed merger with onsemi, including the risk that required regulatory approvals or stockholder approval may not be obtained, or that customary closing conditions may not be satisfied, the timing of closing, the parties' ability to consummate the transaction, and the risk of any adverse developments that could affect the likelihood of closing; risks related to our continued dependence on our solutions for the Core IoT and Edge AI market for a substantial portion of our revenue; risks related to the volatility of our net revenue from our solutions for Core IoT and Edge AI product applications, including competition from new or established IoT and wireless service companies and from competitors with greater resources; constraints or imbalances in the availability of critical components, including the current industry-wide tightness in memory chips that are used in combination with our products, as well as associated cost increases (to us and our customers), which may affect customer development timelines, production schedules, purchasing behavior, booking patterns, and the timing or visibility of orders for our solutions; variability in demand across our target end markets; our exposure to industry downturns and cyclicality in our target markets; global macroeconomic and geopolitical conditions, including trade tensions, tariffs, inflation, military conflicts and heightened tensions in the Middle East, Taiwan and U.S. - China relations, and market volatility, which may adversely affect customer demand for our products, purchasing behavior, and the timing and visibility of orders; risks related to the use of artificial intelligence by us and our competitors; our dependence on and/or loss of one or more large customers for a substantial portion of our revenue, and the loss of commitments from, contracts with, or a significant reduction in orders from, one or more of our major customers could have a material adverse effect on our revenue and operating results.

Additional factors include risks related to the success and timing of new product solutions for existing or new markets; our ability to successfully execute on our strategy; risks related to our expectations regarding technology and strategic investments and the anticipated timing or benefits thereof; historical and continued decreases in our average selling prices, pricing pressure, changes in our product mix and input costs; our ability to attract and retain key talent necessary to drive our strategic initiatives, including our Edge AI strategies, in a highly competitive industry; our ability to maintain and build relationships with our customers; our dependence on and/or interruption or loss of, a limited number of suppliers and subcontractors, including suppliers’ manufacturing capacity constraints, the ability of these third parties to maintain satisfactory manufacturing yields and delivery schedules; the risk that our indemnification obligations for third-party claims could result in substantial costs; risks and uncertainties related to regional instabilities and hostilities, as well as global conflicts, such as those in the Middle East, economic volatility, and regulatory changes, any of which could disrupt our supply chain, increase costs, and undermine the competitiveness of our offerings, requiring operational adjustments, such as reductions in force, or otherwise adversely affecting our financial condition and operating results; changes in export controls and laws affecting the Company’s trade and investment activities; and other risks as identified in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” sections of the company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q; and other risks as identified from time to time in the company’s Securities and Exchange Commission reports.

Forward-looking statements contained in this press release are based on information available to the company as of the date of hereof, and the company assumes no obligation to update publicly or revise any forward-looking statements in light of new information or future events, except as required by law.

Synaptics and the Synaptics logo are trademarks of Synaptics in the United States and/or other countries. All other marks are the property of their respective owners.

For more information, please contact:
Munjal Shah
Head of Investor Relations
+1-408-518-7639
munjal.shah@synaptics.com

SYNAPTICS INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	September 2026	June 2026
ASSETS
Current assets:
Cash and cash equivalents	$367.7	$442.5
Accounts receivable, net	188.5	164.0
Inventories	184.7	156.4
Prepaid expenses and other current assets	21.2	24.1
Total current assets	762.1	787.0
Property and equipment, net	87.0	86.9
Goodwill	872.3	872.3
Acquired intangible assets	191.4	187.8
Deferred tax assets	7.4	6.2
Non-current other assets	133.5	161.8
Total assets	$2,053.7	$2,102.0
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$76.6	$82.6
Accrued liabilities	147.4	179.1
Current portion of debt	440.1	439.6
Total current liabilities	664.1	701.3
Long-term debt	397.9	397.7
Other long-term liabilities	73.8	73.5
Total liabilities	1,135.8	1,172.5
Stockholders' equity:
Common stock and additional paid-in capital	1,336.1	1330.0
Treasury stock	(1,099.6)	(1,099.6)
Retained earnings	681.4	699.1
Total stockholders' equity	917.9	929.5
Total liabilities and stockholders’ equity	$2,053.7	$2,102.0

SYNAPTICS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)
(Unaudited)

	Three Months Ended
	September
	2026	2025
Net revenue	$294.0	$292.5
Acquisition-related costs (1)	19.1	30.5
Cost of revenue	134.5	137.4
Gross margin	140.4	124.6
Operating expenses:
Research and development	91.0	94.4
Selling, general, and administrative	51.7	46.2
Acquired intangibles amortization (1)	2.3	4.7
Restructuring costs (2)	8.1	2.5
Total operating expenses	153.1	147.8
Operating loss	(12.7)	(23.2)
Interest (expense) income and other, net	(2.8)	0.5
Loss before provision for (benefit from) income taxes	(15.5)	(22.7)
Provision for (benefit from) income taxes	2.2	(2.1)
Net loss	$(17.7)	$(20.6)
Net loss per share:
Basic	$(0.45)	$(0.53)
Diluted	$(0.45)	$(0.53)
Shares used in computing net loss per share:
Basic	39.4	38.8
Diluted	39.4	38.8
(1) These acquisition related costs and acquired intangibles amortization consist primarily of amortization associated with certain acquired intangible assets.
(2) Restructuring costs primarily include severance and lease related costs associated with operational restructurings.

SYNAPTICS INCORPORATED
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(In millions, except per share data)
(Unaudited)

	Three Months Ended
	September 2026	September 2025
GAAP gross margin	140.4	124.6
Acquisition and integration-related costs	19.1	30.5
Share-based compensation	0.2	0.4
Non-GAAP gross margin	$159.7	$155.5
GAAP gross margin - percentage of revenue (1)	47.8%	42.6%
Acquisition and integration-related costs - percentage of revenue (1)	6.4%	10.4%
Share-based compensation - percentage of revenue (1)	0.1%	0.2%
Non-GAAP gross margin - percentage of revenue (1)	54.3%	53.2%
GAAP Research and Development	$91.0	$94.4
Share-based compensation	(21.9)	(20.8)
Non-GAAP research and development expense	$69.1	$73.6
GAAP selling, general and administrative expense	$51.7	$46.2
Share-based compensation	(14.9)	(15.5)
Acquisition and integration-related costs	(8.2)	(0.3)
Non-GAAP selling, general, and administrative expense	$28.6	$30.4
GAAP operating loss	$(12.7)	$(23.2)
Acquisition and integration-related costs	29.6	35.5
Share-based compensation	37.0	36.7
Restructuring costs	8.1	2.5
Non-GAAP operating income	$62.0	$51.5
GAAP net loss	(17.7)	(20.6)
Acquisition and integration-related costs	29.6	35.5
Share-based compensation	37.0	36.7
Restructuring costs	8.1	2.5
Miscellaneous other income	—	(2.3)
Other non-cash items	0.7	0.7
Non-GAAP tax adjustments	(6.2)	(9.2)
Non-GAAP net income	$51.5	$43.3
GAAP Net loss per share - diluted	$(0.45)	$(0.53)
Acquisition and integration-related costs	0.75	0.91
Share-based compensation	0.94	0.95
Restructuring costs	0.21	0.06
Miscellaneous other income	—	(0.06)
Other non-cash items	0.02	0.02
Non-GAAP tax adjustments	(0.16)	(0.24)
Share adjustment	(0.05)	(0.02)
Non-GAAP net income per share - diluted	$1.26	$1.09
Shares used in per share calculation - diluted on GAAP basis	39.4	38.8
Non-GAAP adjustment (2)	1.5	1.1
Shares used in per share calculation - diluted on non-GAAP basis	40.9	39.9

(1) Percentages may not reconcile due to rounding

(2) The adjustment represents the net incremental dilutive shares from employee equity programs under the treasury stock method. Dilutive shares from our convertible debt instrument using the if-converted method are excluded from non-GAAP diluted share count as they are expected to be offset by the capped call transactions entered by the Company in conjunction with our 2031 Notes in order to reduce the potential dilution to the Company’s common stock upon the conversion.

SYNAPTICS INCORPORATED
CONDENSED CONSOLIDATED CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended
	September 2026	September 2025
Net loss	$(17.7)	$(20.6)
Non-cash operating items	67.5	77.6
Changes in working capital	(65.3)	(26.8)
Net cash (used in) provided by operating activities	(15.5)	30.2

Proceeds from maturities of investments	—	61.0
Purchase of intangible assets	(25.0)	—
Purchases of property and equipment	(3.1)	(12.2)
Net cash (used in) provided by investing activities	(28.1)	48.8

Equity compensation, net	(30.9)	(3.2)
Repurchases of common stock, exclusive of excise taxes	—	(7.2)
Net cash used in financing activities	(30.9)	(10.4)
Effect of exchange rate changes on cash and cash equivalents	(0.3)	(0.2)
Net (decrease) increase in cash and cash equivalents	(74.8)	68.4
Cash and cash equivalents, beginning of period	442.5	391.5
Cash and cash equivalents, end of period	$367.7	$459.9